EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


PARENT
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CKF Bancorp, Inc.

                                                                       STATE OR OTHER
                                                                       JURISDICTION OF           PERCENTAGE
SUBSIDIARIES (1)                                                       INCORPORATION             OWNERSHIP
----------------                                                       ---------------           -----------
Central Kentucky Federal Savings Bank                                  United States                  100%


SUBSIDIARY OF CENTRAL KENTUCKY FEDERAL SAVINGS BANK (1)
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Central Kentucky Savings and Loan Service Corporation                  Kentucky                       100%


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(1)  The assets, liabilities, and operations of the subsidiaries are included in the consolidated financial statements contained in Item 8 herein.